EXHIBIT 1

                         Pride Petroleum Services, Inc.

                                5,000,000 Shares*
                                  Common Stock
                                 (no par value)

                             Underwriting Agreement

                                                      New York, New York
                                                              [  ], 1996

Salomon Brothers Inc
Donaldson, Lufkin & Jenrette
  Securities Corporation
Robert W. Baird & Co. Incorporated
Morgan Keegan & Company, Inc.
As Representatives of the several Underwriters,

c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

            Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, an aggregate of 5,000,000 shares of Common Stock, no par value ("Common Stock"), of the Company (such shares being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 750,000 additional shares of Common Stock (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities").

            1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to, and agrees with,

- ------------
     *Plus an option to purchase from the Company up to 750,000 additional shares to cover over-allotments.

                                        2

each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (a) hereof.

            (a) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (b) below and any preliminary prospectus relating to the Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (b) below, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date or the Option Closing Date (each as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration

                                        3

      Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

            (b) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-05137) on such Form, including a related preliminary prospectus relating to the Securities, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus relating to the Securities, each of which has previously been furnished to you. The Company will next file with the Commission one of the following:
      (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus relating to the Securities, (ii) a final prospectus relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4), or
      (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or
      (5). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest

                                        4

      Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

            (c) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

            (d) The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at the Closing Date and the Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

                                        5

      statements therein, in the light of the circumstances under which they were or are made, not misleading.

            (e) Each "significant subsidiary" (as such term is defined in Regulation S-X under the Exchange Act) of the Company is listed on Exhibit 21 to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 or is described in the Registration Statement as having been acquired after December 31, 1995. Each of the Company and the subsidiaries of the Company (the "Subsidiaries") has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to carry on its business as it is currently being conducted (and, in the case of the Company, to authorize the offering of the Securities and to issue, sell and deliver the Securities), and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below).

            (f) All of the issued and outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued and are owned directly or indirectly by the Company. All such shares are fully paid and nonassessable, and, except as disclosed in the Prospectus, are owned by the Company free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Subsidiary.

            (g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; all the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; except as disclosed in the Prospectus and for options issued under the Pride Petroleum

                                       6

      Services, Inc. Long-Term Incentive Plan, the Pride Petroleum Services, Inc. 1993 Directors' Stock Option Plan or the Pride Petroleum Services, Inc. Employee Stock Purchase Plan, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; all offers and sales of the Company's capital stock by the Company prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws; the Securities have been duly authorized and, when issued and delivered by the Company, will be validly issued and fully paid and nonassessable and free of any Lien; the capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement; and the issuance of the shares of Common Stock by the Company will not be subject to preemptive or other similar rights.

            (h) Neither the Company nor any Subsidiary is in violation of or in default under (i) its charter or bylaws or (ii) any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which it is bound, or to which any of its property or assets is subject, which could reasonably be expected to have a material adverse effect, singly or in the aggregate, on the business, results of operations, financial condition or business affairs, of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

            (i) This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in

                                        7

      accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto).

            (j) The execution and delivery of this Agreement by the Company, the issuance and sale of the Securities, the performance of this Agreement and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except for such consents as have been obtained and except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under,
      (i) the charter or bylaws of the Company or any Subsidiary, (ii) any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, which could reasonably be expected to have a Material Adverse Effect, (iii) any order of any court or governmental agency or authority entered in any proceeding to which the Company or any Subsidiary is a party or by which any of them is bound, or (iv) violate or conflict with any applicable Federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to the Company or any Subsidiary or any of its property.

            (k) The Securities have been approved for inclusion in the NASDAQ National Market.

            (l) Coopers & Lybrand L.L.P., the firm of accountants that has certified the applicable consolidated financial statements and supporting schedules of the Company filed with the Commission as part of or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and the Subsidiaries, as required by the Act. The consolidated financial statements of the Company, together with related schedules and notes, set forth or

                                        8

      incorporated by reference in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP"), except as otherwise expressly stated therein, as consistently applied throughout such periods. The other financial and statistical information and data included or incorporated by reference in the Prospectus and in the Registration Statement, historical and pro forma, are, in all material respects, accurate and prepared on a basis consistent with such financial statements and the books and records of the Company. Each of the Company and the Subsidiaries keeps books and records that fairly reflect its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company and each of the Subsidiaries is permitted only in accordance with management's authorization, and (iv) the recorded accountability for assets of the Company and each of its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

            (m) Pistrelli, Diaz y Associdos, the firm of accountants that has certified the applicable consolidated financial statements and supporting schedules of the Quitral-Co S.A.I.C. ("Quitral-Co") filed with the Commission as part of or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to Quitral-Co, as required by the Act. The consolidated financial statements of Quitral-Co, together with related schedules and notes, set forth or incorporated by reference in the Prospectus and the Registration Statement comply as to form in all

                                        9

      material respects with the requirements of the Act. Such financial statements fairly present in all material respects the consolidated financial position of Quitral-Co at the dates indicated and the results of its operations and cash flows for the periods indicated, and have been prepared in accordance with GAAP, except as otherwise expressly stated therein, as consistently applied throughout such periods.

            (n) Except as disclosed in the Registration Statement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, that are material to the Company and the Subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole, and is required to be disclosed on a balance sheet in accordance with GAAP, either when considered alone or together with all other such transactions,
      (ii) there has been no decision or judgment in the nature of litigation adverse to the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and (iii) there has been no material adverse change in the financial condition or in the results of operations, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole (any of the above, a "Material Adverse Change").

            (o) The Company and each of the Subsidiaries has such certificates, permits, licenses, approvals, authorizations and other rights (collectively, "Permits") issued by governmental or regulatory authorities as are, in all material respects, necessary to own, lease and operate their respective properties and to conduct their respective businesses; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such Permit; and, except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company and the Subsidiaries considered as a whole.

                                       10

            (p) All material tax returns required to be filed by the Company and the Subsidiaries in every jurisdiction have been filed, other than those filings being contested in good faith, and, except as disclosed in the Prospectus, all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid.

            (q) Except as would not, individually or in the aggregate, have a Material Adverse Effect (i) neither the Company nor any Subsidiary is in violation of any foreign, Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; (ii) neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; (iii) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or
      (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any

                                       11

      Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

            (r) Except as would not have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in material violation of any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, (ii) there is no unfair labor practice complaint pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and (iii) there is no labor dispute in which the Company or any Subsidiary is involved nor, to the best knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters.

            (s) Except as otherwise set forth in the Prospectus or such as would not have a Material Adverse Effect, the Company and each Subsidiary has good and marketable title, free and clear of all Liens (except Liens for taxes not yet due and payable), to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any Subsidiary is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in a Material Adverse Effect, and the Company and each Subsidiary enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

            (t) The Company and the Subsidiaries maintain what they believe to be reasonably adequate insurance coverage for those risks that the Company believes to be customarily insured against by companies in the same business.

            (u) No holder of any security of the Company has any right to require registration of shares of Common

                                       12

      Stock or any other security of the Company as part of or under the Registration Statement.

            (v) The Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

            (w) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (x) To the knowledge of the Company after inquiry of its executive officers and directors, there are no direct or indirect associations or affiliations with any member of the NASD among the Company's executive officers, directors or principal stockholders, except as set forth in the Registration Statement or as otherwise disclosed to the Underwriters.

            (y) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

            2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I at a purchase price of $[ ] per share.

            (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to

                                       13

750,000 shares of Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telefaxed notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you may determine to eliminate any fractional shares.

            3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [ ], 1996, as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer in same day funds. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the office of Baker & Botts, L.L.P., Houston, Texas. The Company agrees that certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

                                       14

            The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

            If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Company by wire transfer in same day funds. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

            4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securi- ties for sale to the public as set forth in the Prospectus.

            5. AGREEMENTS. The Company agrees with the several Underwriters that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b)

                                       15

      within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
      (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

            (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of

                                       16

      the Company and its subsidiaries which will satisfy the provisions of
      Section 11(a) of the Act and Rule 158 under the Act.

               (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering (but not for the cost of printing and production beyond the date 360 days following the such Execution Time). The provisions of this paragraph (d) shall not reduce or limit in any manner the obligations of the Company under paragraph (b) of this section
      5).

            (e) Prior to any public offering of the Securities, it will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Securities and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that the Company shall not be obligated to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject).

          (f) The Company will not, for a period of 120 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, any other shares of Common Stock, any other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for,

                                       17

      shares of Common Stock or any such other capital stock; PROVIDED, HOWEVER, that (i) the Company may register the Securities and issue and sell the Securities in the offering, (ii) the Company may issue securities pursuant to its stock option, stock purchase or other benefit or incentive plans maintained for its officers, directors or employees, (iii) the Company may issue shares of Common Stock upon the conversion of currently outstanding securities, and (iv) the Company may issue up to 250,000 shares of Common Stock or securities convertible into Common Stock in connection with the acquisition of another business so long as the seller or sellers of such business agree in writing not to offer, sell or contract to sell or otherwise dispose of such shares for the duration of the term of this
      Section 5(f).

            (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

            6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the

                                       18

performance by each of the Company of their obligations hereunder and to the following additional conditions:

            (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date, or (ii) 12:00 Noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company shall have furnished to the Representatives an opinion (satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date, of McGlinchey Stafford Lang, a law corporation, Louisiana counsel for the Company, to the effect that:

                  (i) (A) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and (B) has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;

                (ii) the Company has the corporate power and authority to enter into and perform this Agreement and to issue, sell and deliver the Securities; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, and has been duly executed and delivered by the Company;

                (iii) the Securities have been duly and validly authorized, and, when issued and delivered to and

                                       19

            paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

                (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                  (v) based on the description of the Company and its
            properties, operations and activities contained in the Prospectus and the Registration Statement, neither the issuance and sale of the Securities, nor the performance of the Company's obligations pursuant to this Agreement (A) conflict with, result in a breach of, or constitute a default under the terms of any Louisiana statute, rule or regulation to which the Company or any of its properties is subject Company or (B) violate any of the provisions of the articles of incorporation or by-laws of the Company as in effect on the date of the opinion;

                (vi) the articles of incorporation and bylaws of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus and the provisions of Louisiana law described in the Registration Statement and the Prospectus conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (c) The Company shall have furnished to the Representatives an opinion (satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date, of such foreign counsel for the Company as are acceptable to you, to the effect that:

                  (i) (A) each of Pride International, C.A., Pride Petrotech
            S.A.M.P.I.C. and Quitral-Co S.A.I.C. (the "Foreign Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of its

                                       20

            7.jurisdiction of incorporation and (B) has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;

                (ii) each of the Foreign Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (iii) all of the issued and outstanding capital stock of each of the Foreign Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of capital stock of each Foreign Subsidiary are owned directly or indirectly by the Company free and clear of any perfected security interest and, to such counsel's knowledge, any other security interests, claims, liens or encumbrances; and

                (iv) to such counsel's knowledge, except as disclosed in the
            Prospectus or in this Agreement, there are no outstanding (a) securities or obligations of the any of the Foreign Subsidiaries convertible into or exchangeable for any capital stock of any such Subsidiary, (b) warrants, rights or options to subscribe for or purchase from any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

            (d) The Company shall have furnished to the Representatives an opinion (satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date, of Baker & Botts, L.L.P., counsel for the Company, to the effect that:

                  (i) to such counsel's knowledge, except as disclosed in the
            Prospectus and for options issued under the Pride Petroleum Services, Inc. Long-Term Incentive Plan, the Pride Petroleum Services, Inc.

                                       21

            1993 Directors' Stock Option Plan or the Pride Petroleum Services, Inc. Employee Stock Purchase Plan, there are no outstanding (a) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                (ii) this Agreement (assuming the due authorization, execution and delivery hereof by the Company and the valid authorization, execution and delivery by the Underwriters) is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought;

               (iii) the Registration Statement has become effective under the
            Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor initiated or threatened by the Commission;

                (iv) each document previously filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, at the time it was filed or last amended (except for financial statements, the

                                       22

            notes thereto and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), appeared on its face to comply as to form in all material respects to the applicable requirements of the Exchange Act;

                  (v) to the knowledge of such counsel, no authorization,
            approval, consent or order of any court or United States Federal or State, governmental authority or agency is required to be obtained by the Company in connection with the sale by the Company of the Securities to you, except (a) such as have been obtained under the Act, and (b) such as may be required by the NASD or under the state securities or Blue Sky laws or regulations of any jurisdiction in the United States in connection with the purchase and distribution of the Securities by the Underwriters;

                (vi) the Securities have been duly authorized for listing on the
            NASDAQ National Market;

               (vii) the Registration Statement, at the time it became
            effective, and the Prospectus, on its issue date and on the Closing Date (except, in each case, for financial statements, the notes thereto, the auditors' report thereon and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be expressed), appeared on their face to comply as to form in all material respects with the applicable requirements of the Act; to the knowledge of such counsel, there are no contracts or agreements to which the Company or any Subsidiary is a party or by which any of them may be bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed or incorporated by reference as exhibits thereto;

              (viii) neither the issuance and sale of the Securities, nor the performance of the Company's

                                       23

            obligations pursuant to this Agreement will conflict with, result in a breach of, or constitute a default under (A) the terms of any indenture or other agreement or instrument and to which the Company or any Subsidiary is a party or bound which is material to the Company and its Subsidiaries considered as a whole and of which such counsel has knowledge, (B) any statute, rule or regulation to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of the properties of the Company or any Subsidiary is subject, or (C) any order of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties of which such counsel has knowledge;

                (ix) to the knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus;

                  (x) the Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                (xi) to the knowledge of such counsel, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company as part of or under the Registration Statement;

            (e) The Company shall have furnished to the Representatives an opinion (satisfactory to the Representatives and counsel for the Underwriters),

                                       24

      dated the Closing Date, of Robert W. Randall, General Counsel of the Company, to the effect that:

                  (i) each of the Subsidiaries that has been organized under the laws of a state of the United States (the "U.S. Subsidiaries") has been duly organized and is validly existing as corporations in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;

                (ii) the Company and each of the U. S. Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (iii) the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; all of the issued and outstanding capital stock of each of the U.S. Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of capital stock of each Subsidiary are owned directly by the Company free and clear of any perfected security interest and, to such counsel's knowledge, any other security interests, claims, liens or encumbrances;

                (iv) to such counsel's knowledge, except as disclosed in the
            Prospectus and for options issued under the Pride Petroleum Services, Inc. Long-Term Incentive Plan, the Pride Petroleum Services, Inc. 1993 Directors' Stock Option Plan or the Pride Petroleum Services, Inc. Employee Stock Purchase Plan, there are no outstanding (a) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or

                                       25

            obligations, or (c) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                (v) neither the issuance and sale of the Securities, nor the performance of the Company's obligations pursuant to this Agreement will violate any of the provisions of the charter or by-laws of the Company or any Subsidiary as in effect on the date of the opinion;

               (vi) to the knowledge of such counsel, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company as part of or under the Registration Statement;

              (vii) to the knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus;

                (viii) except as will not have a Material Adverse Effect: to the knowledge of such counsel, each of the Company and its Subsidiaries has such Permits, as are in all material respects, necessary to own, lease and operate their respective properties and to conduct their respective businesses in the manner described in the Prospectus; to the knowledge of such counsel, each of the Company and its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus;

                                       26

                  (ix) to the knowledge of such counsel, neither the issuance and sale of the Securities, nor the performance of the Company's obligations pursuant to this Agreement will (A) conflict with, result in a breach of, or constitute a default under the terms of any material indenture or other material agreement or instrument to which any Foreign Subsidiary is a party or bound, or constitute a default under, any statute, rule or regulation to which any Foreign Subsidiary is a party or by which any of them is bound, or to which any of the properties of any Foreign Subsidiary is subject, or any order of any court or governmental agency or body having jurisdiction over any Foreign Subsidiary or any of their properties, except as will not have a Material Adverse Effect, or (B) violate any of the provisions of the charter or by-laws of any Foreign Subsidiary as in effect on the date of the opinion; and

                (x) the respective provisions of the employment agreements and the Pride Petroleum Services, Inc. Long-Term Incentive Plan described in the Company's proxy statement incorporated by reference into the Prospectus conform in all material respects to the respective descriptions thereof contained in such proxy statement.

            In addition, each of Baker & Botts, L.L.P. and Robert W. Randall shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing (relying as to the factual matters upon the statements of officers and other representatives of the Company and state officials and as to materiality to a large degree on officers and other representatives of the Company and your representatives) no facts came to such counsel's attention that led such counsel to believe that the Registration Statement (other than the

                                       27

financial statements, the notes thereto and the auditors' report thereon and other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, or the exhibits thereto, as to which such counsel need express no belief) as amended or supplemented, at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or the Prospectus (other than the financial statements, the and notes thereto and the auditors' report thereon and other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) as amended or supplemented, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            The opinion of Baker & Botts shall be limited to the laws of the United States and the laws of the State of New York and the State of Texas. The opinion of Robert W. Randall shall be limited to the laws of the United States, the laws of the State of Texas, and the corporate law of the State of Delaware. The opinion of each foreign counsel shall be limited to the laws of the jurisdiction in which the Foreign Subsidiary with respect to which such opinion is given is organized.

            (f) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the

                                       28

      effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                (ii) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened by appropriate governmental authorities; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (h) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, based on limited procedures), in form and substance satisfactory to you, from Coopers & Lybrand L.L.P., independent public accountants, with respect to the financial statements and certain financial information, including pro forma financial information, contained in the Registration Statement and the Prospectus.

            (i) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, based on limited procedures), in form and substance satisfactory

                                       29

      to you, from Johnson, Miller & Co., independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (j) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, based on limited procedures), in form and substance satisfactory to you, from Pistrelli, Diaz y Associdos, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (h), (i) and (j) of this Section 6 (other than any change or decrease specified in such letter or letters delivered at the Execution Time) or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries taken as a whole or any imposition of exchange controls or devaluation of any currency in a country where, or a currency which, the Company conducts material operations, the effect of which, in any case referred to in clause (i) or
      (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

            (l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company and addressed to the Representatives, in which each such person agrees, subject to exceptions specified therein, not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, any other capital stock of the Company or any security convertible into or exercisable

                                       30

      or exchangeable for Common Stock or any such other capital stock.

            (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas on the Closing Date.

            8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 (other than subsection(f)) hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of one Underwriters' counsel) approved by the Representatives that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which

                                       31

they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and (ii) with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees, and agents of such Underwriter or any controlling person of such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage, or liability of such Underwriter occcurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment (with the burden of proof resting with the Company) that (w) the Company had previously furnished copies of the Prospectus to the Underwriters, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the company may otherwise have.

            (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity, and will reimburse the Company and such other persons for any legal or other expenses reasonably incurred by the Company or such other persons in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Under-

                                       32

writers for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or

                                       33

proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in resect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

      (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other hand from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company on the one hand shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters on the other hand shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set

                                       34

forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, respectively, subject in each case to the applicable terms and conditions of this paragraph (d).

            10. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 10,

                                       35

the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            11. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the NASDAQ National Market or trading in securities generally on the New York Stock Exchange or the NASDAQ National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

            12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its respective officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            13. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; if sent to the Company, will be mailed, delivered or telefaxed

                                       36

and confirmed to it at Pride Petroleum Services, Inc. at 1500 City West Blvd., Suite 400, Houston, Texas 77042, Attention: Robert W. Randall.

            14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                    Very truly yours,

                                    Pride Petroleum Services, Inc.


                                    By: _______________________
                                        Name:
                                        Title:


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation
Robert W. Baird & Co. Incorporated
Morgan Keegan & Company, Inc.


By:  Salomon Brothers Inc

By:
     ----------------------------
      Name:

                                       37

      Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                       38

                                   SCHEDULE I




                                                         NUMBER
                  UNDERWRITERS                          OF SHARES
                  ------------                          ---------

Salomon Brothers Inc.............................

Donaldson, Lufkin & Jenrette Securities
Corporation......................................

Robert W. Baird & Co. Incorporated...............

Morgan Keegan & Company, Inc.....................

      Total......................................       5,000,000

                                                                       EXHIBIT A

                         PRIDE PETROLEUM SERVICES, INC.
                         PUBLIC OFFERING OF COMMON STOCK


                                                                       [ ], 1996

Salomon Brothers Inc
Donaldson, Lufkin & Jenrette
  Securities Corporation
Robert W. Baird & Co. Incorporated
Morgan Keegan & Company, Inc.
As Representatives of the several Underwriters,

c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

            This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of shares of Common Stock, no par value of the Company.

            In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell, contract to sell or otherwise dispose of any shares of common stock, no par value, of the Company ("Common Stock"), any other capital stock of the Company or any security convertible into, or exercisable or exchangeable for, shares of Common Stock or any such other capital stock for a period of 120 days following the day on which the Underwriting Agreement is executed without the prior written consent of Salomon Brothers Inc, except that the undersigned shall be entitled to pledge, hypothecate or otherwise encumber shares of Common Stock, subject to the foregoing restrictions being agreed to by the pledgee of such shares.

            If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                 Yours very truly,

                                 ------------------------------